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                                                                     Exhibit (l)

                                Brown & Wood LLP
                             One World Trade Center
                          New York, New York 10048-0557
                            Telephone: (212) 839-5300
                            Facsimile: (212) 839-5599

                                                      September 29, 1997

WBK STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware  19711

Ladies and Gentlemen:

            We have acted as counsel for WBK STRYPES Trust, a Delaware business trust (the "Trust"), in connection with the registration of STRYPES (the "STRYPES"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form N-2, Securities Act File No. 333-1787 and Investment Company Act File No. 811-7565 (the "Registration Statement").

            As counsel for the Trust, we are familiar with the proceedings taken by the Trust in connection with the authorization, issuance and sale of the STRYPES. In addition, we have examined and are familiar with the Certificate of Trust of the Trust, the Amended and Restated Trust Agreement of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

            Based upon the foregoing, we are of the opinion that the STRYPES, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable STRYPES of the Trust.

            In rendering this opinion, we have relied as to matters of Delaware law upon an opinion of Richards, Layton & Finger rendered to the Trust.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act and to the use of our name in the Prospectus constituting a part thereof.

                                       Very truly yours,

                                       /s/ Brown & Wood LLP